UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois		60603
(Address of principal executive offices)		(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 16, 2010, the Board of Directors of Northern Trust Corporation (the “Corporation”) amended the Corporation’s By-laws, effective February 16, 2010.

The By-law amendments provide that a majority of the Corporation’s independent directors will annually designate one of the independent directors as Lead Director. The amendments also provide that, in the absence or inability to act of the Chairman of the Board, the Lead Director (or in the absence or inability to act of the Lead Director, a director or officer designated by the Corporation’s independent directors) will preside at meetings of the stockholders and the Board of Directors and will have and exercise the powers and duties of the Chairman of the Board. Prior to the amendments, the By-laws provided that, in the absence or inability to act of the Chairman, the Chairman’s duties would be performed by the President, a Vice Chairman or an Executive Vice President (in that order of succession).

The preceding description is qualified in its entirety by reference to the Corporation’s By-laws, which are attached hereto as Exhibit 3.1, and are incorporated herein by reference.

Item 8.01.	Other Events.

Also on February 16, 2010, the Board of Directors of the Corporation adopted amendments to the Corporation’s Corporate Governance Guidelines (the “Guidelines”). The amendments to the Guidelines, among other things, establish the position of Lead Director and set forth certain duties of the Lead Director.

The amended Guidelines supersede the Corporate Governance Guidelines adopted by the Board of Directors of the Corporation on November 10, 2009. A copy of the Guidelines, as amended, is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	By-laws of Northern Trust Corporation, as amended through February 16, 2010
99.1	Corporate Governance Guidelines, as amended through February 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: February 17, 2010	By:	/s/ Rose A. Ellis
Rose A. Ellis Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	By-laws of Northern Trust Corporation, as amended through February 16, 2010

99.1	Corporate Governance Guidelines, as amended through February 16, 2010